                                                                    Exhibit 99.1


[Hubbble Logo]


                    Date:            April 19, 2005      NEWS RELEASE

                    For Release:     IMMEDIATELY

--------------------------------------------------------------------------------
                                                         Hubbell Incorporated
                                                         584 Derby-Milford Road
                                                         P. O. Box 549
                                                         Orange, CT  06477
                                                         203-799-4100


                           Contact: Thomas R. Conlin


                             HUBBELL REPORTS FIRST

                                QUARTER RESULTS
                                ---------------

ORANGE, CT. (April 19, 2005) -- Hubbell Incorporated (NYSE: HUBA, HUBB) today reported its results of operations for the first quarter ended March 31, 2005.

Sales in the quarter were $487.6 million or a 5% increase over sales of $465.2 million reported for the corresponding period of 2004. Net income was $28.8 million and fully diluted earnings per share were $.46 as compared to $34.0 million and $.56 respectively, in the prior year.

Operating profit results in the initial quarter of 2005 included $1.9 million, pre-tax, of restructuring expenses related to lighting operations and $4.6 million, pre-tax, of transactional expenses consisting of legal, accounting, and consulting fees in support of the Company's strategic growth initiatives. Operating profit results in the comparative quarter of 2004 included $1.4 million, pre-tax, in restructuring expenses.

OPERATIONS REVIEW
-----------------

"The quarter's results were disappointing," said Timothy H. Powers, Chairman, President and Chief Executive Officer, "but it's important to delineate the factors-positive and negative-at work in the period."

"Reducing our earnings was a lower level of sales than we expected in the Electrical Segment, specifically in our Lighting business. While sales are marginally higher than last year, product pricing versus higher materials costs remained difficult in very competitive lighting markets. Weakness in non-residential


                                  -continued-
construction markets during the quarter intensified price competition and, with lower volume through our plants, lower overhead absorption resulted in reduced operating margins. Many of the same factors impacted our Raco operation."

"Influences on the operating results of both Power Systems and Industrial Technology were more positive. In utility markets served by Power Systems, capital investment continues to improve and we were able to achieve higher pricing as the quarter progressed. The industrial markets supplied by Industrial Technology continue to improve with the OEM business growing nicely as capital spending in the U.S. continues to rise."

SEGMENT REVIEW
--------------

Sales for the Electrical Segment increased by 2% as reported year-over-year, but on a unit volume basis sales were about the same as last year. Lighting fixtures and rough-in electrical products showed the least favorable comparisons, while harsh and hazardous product sales grew by double digits.

Operating margin for the Segment declined to 9.4% as lower unit volume resulted in unabsorbed overhead concurrent with the continuing price/cost gap and higher freight and utility costs. Process inefficiencies related to start-up of the new business system also affected Wiring Systems' profitability, but good progress was made during the quarter to bring order backlog to an appropriate level.

Sales for the Power Systems Segment rose by 12% with approximately 2% of improvement resulting from the acquisition of a commercial anchor business in January, 2005. The carry-over effect of price increases also benefited the year-over-year sales comparison. Operating margin did decline modestly on the same comparative basis because of unrecovered materials cost increases, but that gap was narrowed and is being eliminated. While higher energy and freight costs also impacted this Segment, increasing success in product sourcing from low cost areas helped to offset those costs.

The Industrial Technology Segment reported an 11% increase in sales and a 44% increase in operating profit. Well over half of the Segment's sales are made to customers who benefit from higher raw materials cost and, thus, are investing in greater capacity. The general improvement in the industrial economy evidenced by capacity utilization rates that continue to rise also benefited the Segment. Hubbell's specialty communications business, GAI-Tronics, also reported good comparisons as its customers in energy, security, and safety markets increased spending.

                                   -continued-

Cash flow from operations in the quarter was adversely affected by the lower earnings, higher incentive payments year-over-year, and higher inventories primarily due to a small acquisition and a planned inventory build as production is transitioned from plant-to-plant under the restructuring.

SUMMARY AND OUTLOOK
-------------------

"The first quarter is past," Powers concluded, "and we know what the problems were; a lower level of sales than expected, difficult price competition at our largest business, continued price/cost gap. These are signs of dynamic markets. It's our job to meet those challenges and build success. Our performance in the first quarter is unacceptable. That is changing."

"We revised our guidance for full year 2005 earnings per share to $2.55-2.80 in a press release of April 13, and a conference call on April 14; both are available on the website at www.hubbell.com. We remain optimistic that Hubbell can report another year of positive growth for the full year 2005. The early year slump in demand in non-residential construction should be replaced by increasing activity. Our industrial markets are improving and utility spending is higher. Materials costs, while still well above one year ago, appear to be moderating. In all, we have some distance to go to return to our planned growth curve, but we're confident in our ability to get there."

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about capital resources, performance and results of operations and are based on the Company's reasonable current expectations.




                                   -continued-

These statements may be identified by the use of forward-looking words or phrases such as "may", "confident", "potential", "plan", "could", "expect", "expected", "uncertain", "goal", "should", "optimistic", "probably", and others. Such forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of process improvement and other lean initiatives; the effect and costs of the ongoing Hubbell 2006 business information system initiative and restructuring programs; the availability and costs of raw materials and purchased components; realization of price increases; the ability to achieve projected levels of efficiencies and cost reduction measures; general economic and business conditions; and competition; and other factors described in our Securities and Exchange Commission filings including the "Business" Section in the Annual Report on Form 10-K for the year ended December 31, 2004.

Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for commercial, industrial, residential, utility, and telecommunications markets. With 2004 revenues of $2.0 billion, Hubbell Incorporated operates manufacturing facilities in North America, Puerto Rico, Mexico, Italy, Switzerland, and the United Kingdom, participates in a joint venture in Taiwan, and maintains sales offices in Singapore, Hong Kong, South Korea, People's Republic of China, and the Middle East. The corporate headquarters is located in Orange, CT.

                                    # # # # #

                       (Financial Schedules are Attached.)

                              HUBBELL INCORPORATED
                       CONSOLIDATED STATEMENT OF EARNINGS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                        THREE MONTHS
                                                           ENDED
                                                          MARCH 31
                                               -------------------------------
                                                (UNAUDITED)       (UNAUDITED)
                                               -------------     -------------
                                                   2005              2004
                                               -------------     -------------

NET SALES ....................................    $487.6            $465.2

COST OF GOODS SOLD ...........................     350.9             332.5(2)
                                                  ------            ------
GROSS PROFIT .................................     136.7             132.7

SELLING & ADMINISTRATIVE EXPENSES ............      92.4(1)           80.4

SPECIAL CHARGES ..............................       1.9               1.2
                                                  ------            ------
TOTAL OPERATING INCOME .......................      42.4              51.1


INVESTMENT INCOME ............................       2.3               1.2

INTEREST EXPENSE .............................      (5.1)             (5.1)

OTHER INCOME (EXPENSE), NET ..................       0.1                 -
                                                  ------            ------
TOTAL OTHER EXPENSE, NET .....................      (2.7)             (3.9)
                                                  ------            ------
INCOME BEFORE INCOME TAXES ...................      39.7              47.2

PROVISION FOR INCOME TAXES ...................      10.9              13.2
                                                  ------            ------
NET INCOME ...................................     $28.8             $34.0
                                                  ======            ======
EARNINGS PER SHARE - DILUTED .................     $0.46             $0.56
                                                  ======            ======
AVERAGE SHARES OUTSTANDING - DILUTED .........      62.7              61.2



(1) 2005 SELLING & ADMINISTRATIVE EXPENSES INCLUDE $4.6 OF TRANSACTIONAL COSTS IN SUPPORT OF THE COMPANY'S STRATEGIC GROWTH INITIATIVES.

(2) 2004 COST OF GOODS SOLD INCLUDES SPECIAL CHARGES OF $0.2 FOR LIGHTING BUSINESS RESTRUCTURING.

                             HUBBELL INCORPORATED
                CONSOLIDATED STATEMENT OF EARNINGS BY SEGMENT
                     (in millions, except per share data)


                                                          THREE MONTHS
                                                             ENDED
                                                            MARCH 31
                                                --------------------------------
                                                (UNAUDITED)          (UNAUDITED)
                                                ----------           ----------
                                                   2005                 2004
                                                ----------           ----------

Net Sales

     Electrical ............................      $ 353.4              $ 345.3

     Power .................................         98.7                 87.8

     Industrial Technology .................         35.5                 32.1
                                                  -------              -------
          Total Net Sales ..................      $ 487.6              $ 465.2
                                                  =======              =======

Operating Income

     Electrical ............................      $  33.3              $  38.6

     Special charges .......................         (1.9)                (1.4)
                                                  -------              -------
        Total Electrical ...................         31.4                 37.2

     Power .................................         10.7                 10.5

          Industrial Technology ............          4.9                  3.4
                                                  -------              -------
                             Subtotal ......         47.0                 51.1

     Unusual item ..........................         (4.6)(1)               --
                                                  -------              -------
          Total Operating Income ...........         42.4                 51.1
                                                  -------              -------


Other expense, net .........................         (2.7)                (3.9)
                                                  -------              -------
Income Before Income Taxes .................         39.7                 47.2

Provision for income taxes .................         10.9                 13.2
                                                  -------              -------
NET INCOME .................................      $  28.8              $  34.0
                                                  =======              =======

Earnings Per Share - Diluted ...............      $   0.46             $  0.56
                                                  ========             =======
Average Shares Outstanding - Diluted .......          62.7                61.2

----------

(1) 2005 Unusual item of $4.6 represents transactional costs in support of the Company's strategic growth initiatives, included in Selling & administrative expenses.

                              HUBBELL INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)

                                                                                       (UNAUDITED)
                                                                                       MARCH 2005               DECEMBER 2004
                                                                                       -----------              -------------
ASSETS


CASH AND CASH EQUIVALENTS .......................................................     $  118.2                  $  125.9

SHORT-TERM INVESTMENTS ..........................................................        198.2                     215.6

ACCOUNTS RECEIVABLE (NET) .......................................................        299.7                     288.5

INVENTORIES (NET) ...............................................................        232.3                     216.1

DEFERRED TAXES AND OTHER ........................................................         44.7                      46.3
                                                                                      --------                  --------

CURRENT ASSETS ..................................................................        893.1                     892.4


PROPERTY, PLANT AND EQUIPMENT (NET) .............................................        261.5                     261.8

INVESTMENTS .....................................................................         64.0                      65.7

GOODWILL ........................................................................        325.1                     326.6

INTANGIBLE ASSETS AND OTHER .....................................................         99.5                      95.9
                                                                                      --------                  --------

TOTAL ASSETS .....................................................................    $1,643.2                  $1,642.4
                                                                                      ========                  ========

LIABILITIES AND SHAREHOLDERS' EQUITY


CURRENT PORTION OF LONG-TERM DEBT ...............................................     $  100.0                  $   99.9

ACCOUNTS PAYABLE ................................................................        124.4                     132.1

ACCRUED SALARIES, WAGES AND EMPLOYEE BENEFITS ...................................         34.9                      46.8

ACCRUED INCOME TAXES ............................................................         30.7                      24.4

DIVIDENDS PAYABLE ...............................................................         20.3                      20.2

OTHER ACCRUED LIABILITIES .......................................................         78.6                      85.9
                                                                                      --------                  --------

CURRENT LIABILITIES .............................................................        388.9                     409.3


LONG-TERM DEBT ..................................................................        199.1                     199.1

OTHER NON-CURRENT LIABILITIES ...................................................         90.1                      89.7
                                                                                      --------                  --------

TOTAL LIABILITIES ...............................................................        678.1                     698.1


SHAREHOLDERS' EQUITY ............................................................        965.1                     944.3
                                                                                      --------                  --------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY ........................................     $1,643.2                  $1,642.4
                                                                                      ========                  ========


                              HUBBELL INCORPORATED
           CONDENSED CONSOLIDATED CASH FLOWS FROM OPERATING ACTIVITIES
                     AND SUPPLEMENTARY CASH FLOW INFORMATION
                                  (IN MILLIONS)

                                                               (unaudited)
                                                              THREE MONTHS
                                                                 ENDED
                                                                MARCH 31
                                                       ----------     ----------
                                                          2005           2004
                                                       ----------     ----------


Operating Activities

   Net Income .....................................     $  28.8        $  34.0

   Depreciation and amortization ..................        12.0           13.1

   Changes in working capital .....................       (45.1)         (23.3)

   Other, net .....................................         2.9            1.4
                                                        -------        -------
     Net cash provided by (used in)
      operating activities ........................        (1.4)          25.2

Supplementary Cash Flow Information

   Capital expenditures ...........................     $ (13.0)       $  (6.8)